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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 21, 2007

HANOVER GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-23022	11-2740461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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ITEM  1.01 Entry Into A Material Definitive Agreements.

On December 21, 2007, we entered into an Asset Purchase Agreement with Rock Energy Partners L.P. (“REP”), a Delaware limited partnership which has been engaged in the exploration for oil and gas since April 2004. Pursuant to the terms of the agreement we will purchase substantially all of the assets of REP, in exchange for 434,997,993 shares of our common stock issued to REP. We also issued 29,972,136 shares to two consultants who assisted us in the transaction and paid a cash consulting fee of $625,000. Prior to the Asset Purchase, we had 35,029,071 shares of common stock outstanding. The closing of the asset purchase is presently scheduled for December 27, 2007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits  - Asset Purchase Agreement dated December 21, 2007 by and between Hanover Gold Company, Inc. and Rock Energy Partners L.P.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement Dated December 21, 2007 between Hanover Gold Company, Inc. and Rock Energy Partners L.P. including schedules and exhibits thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER GOLD COMPANY, INC.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, President

Date:     December 21, 2007